Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2025, and incorporated by reference in this Post-Effective Amendment No. 18 to the Registration Statement (Form N-4, File No. 333-163878) of Separate Account VA FF (the “Registration Statement”).

We also consent to the use of our report dated April 3, 2025, with respect to the financial statements of each of the subaccounts within Separate Account VA FF for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 13, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2025, included in this Post-Effective Amendment No. 18 to the Registration Statement Form N-4, (File No. 333-163878) of Separate Account VA FF (the “Registration Statement”).

We also consent to the use of our report dated April 10, 2025, with respect to the statutory-basis financial statements and supplementary information of Transamerica Life Insurance Company, for the year ended December 31, 2024, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, PA

June 13, 2025